EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment to Registration Statement No. 001-11439 of Enova Corporation on Form 8-B/A of our reports dated February 27, 1995 (which reports contain an emphasis paragraph referring to the consideration by San Diego Gas & Electric Company of alternative strategies for Wahlco Environmental Systems, Inc.), appearing in and incorporated by reference in the Annual Report on Form 10-K of San Diego Gas & Electric Company for the year ended
December 31, 1994.


/s/  DELOITTE & TOUCHE LLP


San Diego, California
December 18, 1995